Exhibit 99.1

Ingersoll Rand Delivers Fourth-Quarter EPS from Continuing Operations of $0.77

•	Fourth-quarter adjusted continuing earnings per share (EPS) of $0.76

•	Revenues of $3.5 billion in the fourth quarter, flat compared with 2011

•	Fourth-quarter 2012 operating margin of 10.6 percent, a 1.0 percentage point improvement year-over-year excluding Hussmann and impairment for 2011

•	Full-year 2012 EPS from continuing operations of $3.30

•	Full-year 2012 adjusted EPS from continuing operations up 23 percent year-over-year excluding Hussmann and impairment

Swords, Ireland, February 1, 2013 – Ingersoll-Rand plc (NYSE:IR), a world leader in creating and sustaining safe, comfortable and efficient environments, today reported that total revenues, excluding the divested Hussmann refrigeration business, were flat for the fourth quarter of 2012 compared with the 2011 fourth quarter. Diluted earnings per share from continuing operations were $0.77.

The company reported net earnings of $235.6 million, or EPS of $0.78, for the fourth quarter of 2012. Fourth-quarter net earnings included $234.7 million, or EPS of $0.77, from continuing operations, as well as $0.9 million of income, or EPS of $0.01, from discontinued operations. Continuing operations included EPS of $0.01 from tax benefits related to the disposition of Hussmann. Excluding these items, adjusted EPS from continuing operations for the fourth quarter of 2012 was $0.76.

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This compares with reported net earnings of $242.2 million, or EPS of $0.76, for the fourth quarter of 2011. Fourth-quarter 2011 net earnings included $249.4 million, or EPS of $0.79, from continuing operations, as well as $7.2 million of costs, or EPS of $(0.03), from discontinued operations. Continuing operations included EPS of $0.03 related to the disposition of Hussmann. Excluding these items, adjusted EPS from continuing operations for the fourth quarter of 2011 was $0.76. (See EPS table)

EPS for Q4 and Full Year

	Q4		Full Year
	2012	2011	2012	2011

EPS from Continuing Operations	$0.77	$0.79	$3.30	$1.18

Adjustments:
- Asset Impairment/Loss(Gain) on Sale	(0.01)	(0.03)	(0.01)	1.64

Adjusted EPS from Continuing Operations	$0.76	$0.76	$3.29	$2.82

Full-Year Results

Full-year 2012 net revenues were $14,035 million and declined by 5 percent compared with reported net revenues of $14,782 million in 2011. Excluding the results of the divested Hussmann business, 2012 revenues increased by 1 percent. Operating income for 2012 totaled $1,505 million ($1,501 million when adjusted for impairment) compared with $860 million in 2011 ($1,449 million excluding impairment and Hussmann).

The company reported full-year 2012 EPS of $3.28. EPS from continuing operations were $3.30 with $(0.02) of costs from discontinued operations. The company reported full-year 2011 EPS of $1.01. EPS from continuing operations were $1.18 with $(0.17) of costs from discontinued operations. Continuing operations included an after-tax impairment charge/loss on sale of $558 million, or EPS of ($1.64) related to the divestiture of Hussmann. Excluding these charges, the adjusted EPS for 2011 continuing operations was $2.82 (See EPS table)

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“In 2012, we improved the strength of our business operations, delivering increased operating margins, and a 23 percent improvement in adjusted earnings per share despite a challenging economic backdrop in a number of our key end markets,” said Michael W. Lamach, chairman and chief executive officer. “We are pleased with the progress we made during this past year. We made notable improvements in pricing capabilities, productivity and working capital management that helped to deliver the strong cash flow that supported our share buyback and dividend expansion. Our management team is focused on investing in multiple growth platforms identified in our planning process, as well as accelerating restructuring and cost reduction actions to generate sustained profitable growth in what we expect to be a slow growth economy in 2013.”

Additional Highlights for the 2012 Fourth Quarter

Revenues: The company’s reported revenues declined by 1 percent to $3,470 million, compared with revenues of $3,507 million for the 2011 fourth quarter. Total revenues, excluding the divested Hussmann business, were flat compared with 2011. U.S. revenues, excluding Hussmann, were flat compared with 2011, and revenues from international operations were also flat (up 1 percent excluding currency), as growth in Latin America and Asia was largely offset by declining activity in Europe.

Operating Income and Margin: Operating income for the 2012 fourth quarter was $367.5 million, an increase of 8 percent (up 11 percent when adjusted for impairment and Hussmann) compared with the 2011 fourth quarter. The fourth-quarter operating margin was 10.6 percent compared to an operating margin of 9.7 percent (9.6 percent when adjusted for impairment and Hussmann) for the same period of 2011. Pricing actions and operational excellence initiatives drove the increase in operating profits and margins. These improvements were partially offset by inflation, higher investment spending and unfavorable revenue mix.

Interest Expense and Other Income/Expense: Interest expense of $61 million for the fourth quarter of 2012 declined by approximately $9 million compared with the same period last year due to lower debt balances. Other income totaled $4 million for the fourth quarter of 2012 and declined slightly compared with the 2011 fourth quarter.

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Taxes: The company had a tax rate of 22 percent in the fourth quarter of 2012, including a $5 million tax benefit related to the Hussmann divestiture. Excluding this benefit, the tax rate was 24 percent. The company had an effective tax rate of 7 percent in the fourth quarter of 2011, including a $5 million tax benefit resulting from the Hussmann divestiture. Excluding this benefit and the corresponding adjustment to the asset impairment charge, the effective tax rate was 9 percent in the fourth quarter of 2011.

Fourth-Quarter Business Review

Climate Solutions delivers energy-efficient solutions globally and includes Trane, which provides heating, ventilation and air conditioning (HVAC) systems and building services, parts and controls for commercial buildings, and Thermo King, the leader in transport temperature control solutions.

The total results of the divested Hussmann refrigeration business are included through the first three quarters of 2011. The company’s ownership interest in Hussmann was reported within other income/expense using the equity method of accounting for the fourth quarter of 2011 and for all of 2012. Fourth-quarter 2011 results also included approximately $37 million of revenues and $3 million of operating income from several Hussmann branch operations divested on November 30, 2011.

Revenues for the fourth quarter of 2012 were $1,839 million and declined by 3 percent compared with the fourth quarter of 2011. Excluding Hussmann, revenue declined by 2 percent (down 1 percent excluding currency). Bookings, excluding Hussmann, declined by 1 percent year-over-year.

On a year-over-year basis, total commercial HVAC revenues were flat, with a low-single digit percent decline in equipment and systems offset by increased revenues from parts, services and solutions. Commercial revenues increased in the Americas and declined in Europe and Asia. Fourth-quarter bookings for commercial HVAC reflected a mid-single digit percentage improvement compared with the 2011 fourth quarter with gains in the Americas and Asia offsetting a slight decline in Europe. Total Thermo King refrigerated transport revenues decreased in the fourth quarter compared with last year, primarily due to declines in marine containers. Trailer and truck sales were up compared with last year as revenue gains in the Americas and Asia were partially offset by lower European volumes.

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Fourth-quarter segment operating margin of 10.3 percent increased by 0.2 percentage points compared with 10.1 percent last year (excluding Hussmann, operating margin was 10.2 percent). The combination of pricing and productivity actions offset the negative impact of inflation, unfavorable revenue/volume mix and higher investment spending.

Industrial Technologies provides products, services and solutions to enhance customers’ productivity, energy efficiency and operations. Products include compressed air systems, power tools, pumps, material handling equipment and golf and utility vehicles.

Total revenues in the fourth quarter of $765 million increased approximately 3 percent (up 4 percent excluding currency) compared with the fourth quarter of 2011. Air and Productivity revenues showed a low-single digit percentage increase, primarily due to gains in oil free air compressor sales. Bookings also increased by a low-single digit percentage year-over-year with gains in all geographic regions.

Club Car revenues increased by a high-single digit percentage compared with the fourth quarter of 2011, showing gains in golf cars and aftermarket activity. Bookings increased by a low-single digit percentage as golf-related markets continued to show slowly improving activity levels.

Fourth-quarter segment operating margin for Industrial Technologies was 16.1 percent, an increase of 0.8 percentage points compared with last year. The segment margin improvement was due to higher volumes, improved pricing and productivity, which were partially offset by inflation and investment spending. Air and Productivity operating margins exceeded 17 percent in the fourth quarter and exceeded 16 percent for full year 2012.

Residential Solutions includes the Trane and Schlage brands, which deliver safety, comfort and efficiency to homeowners throughout the Americas. Products, services and solutions include mechanical and electronic locks, HVAC systems, indoor air quality solutions and controls, and remote home management systems. Fourth-quarter revenues were $422 million, a decrease of approximately 5 percent (down 5 percent, excluding currency) compared with 2011. Bookings also declined by mid-single digit percentages year-over-year.

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Total fourth quarter residential security revenues were down low-teen percentages compared with 2011 as a result of lower sales to “big box” customers, which offset increased year-over-year revenues from the new builder market and South American customers.

Residential HVAC revenues declined by a low-single digit percentage compared with fourth quarter 2011 results. 2012 fourth-quarter HVAC unit shipments were flat compared with last year. Fourth quarter 2012 year-over-year revenue comparisons were negatively impacted by significant fourth-quarter 2011 shipments related to planned inventory reductions. Excluding the impact of 2011 inventory reductions, fourth-quarter 2012 unit shipments increased by high-single digit percentages compared with last year.

Fourth-quarter segment operating margin was 6.9 percent and increased by 8.1 percentage points compared with negative (1.2 percent) recorded in 2011. The segment margin increase was due to improved pricing and productivity in 2012 and easy comparisons with the fourth quarter of 2011 when the residential HVAC business significantly reduced inventory levels.

Security Technologies is a leading global supplier of commercial security products and services. The segment’s market-leading products include mechanical and electronic security products, biometric and access-control systems, and security and time and attendance scheduling software.

Fourth-quarter revenues of $445 million increased by approximately 7 percent (up 7 percent excluding currency) compared with the fourth quarter of 2011. Revenues in the Americas increased by high-single digit percentages as price improvements and market share gains in mechanical products more than offset the impact of stagnant commercial building markets. Revenues in overseas markets increased by a mid-single digit percentage as declines in European revenues were more than offset by strong growth in Asia.

Overall segment bookings were up mid-teens, with bookings improvement in the Americas and Asia and declines in Europe. Fourth-quarter segment operating margin was 20.6 percent, up by 1.5 percentage points compared with 19.1 percent in the fourth quarter of 2011. The higher segment operating margin was due to improved volume, productivity and higher pricing, which were partially offset by inflation and higher investment spending.

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Balance Sheet and Share Repurchase

Working capital was 2.8 percent of revenues at the end of the fourth quarter of 2012. Available cash flow for the fourth quarter was $354 million and the company generated $918 million of available cash flow in 2012. Cash balances and total debt balances were $0.9 billion and $3.2 billion, respectively, at the end of the fourth quarter. The company purchased approximately 10 million shares during the fourth quarter and purchased a total of 18.4 million shares for $840 million during 2012.

Spin-off of Commercial and Residential Security Businesses

On December 10, 2012, the company announced that its Board of Directors unanimously approved a plan to spin off its commercial and residential security businesses (the “new security” company). The separation will result in two standalone companies: Ingersoll Rand, a world leader in creating comfortable, sustainable and efficient environments through its industrial, transport refrigeration, and heating, ventilation and air conditioning (HVAC) businesses; and the new security company, a leading global provider of electronic and mechanical security products and services, delivering comprehensive solutions to commercial and residential customers.

The company expects the spin-off, which is intended to be tax free to shareholders, to be completed prior to year-end 2013. Upon completion of the spin-off, Ingersoll-Rand plc will cease to have any ownership interest in the new security company, and the new security company will become an independent publicly traded company. The new security company is anticipated to be an Irish plc.

Outlook

For 2013 the company expects moderate growth in industrial markets, global parts and service, and across most of the company’s businesses in Asia and Latin America. Refrigerated transport markets and commercial HVAC replacement activity are expected to demonstrate slow year-over-year growth, especially in Europe where performance is hampered by low economic growth in key markets. The North American non-residential construction market is continuing its weak and uneven demand pattern with moderate growth in commercial markets, partially offsetting ongoing weakness in key institutional markets. Activity in North American consumer related markets, especially residential HVAC, is expected to continue its ongoing recovery for 2013 with moderate increases in demand levels.

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For comparison purposes, the 2013 forecast is based on the current Ingersoll Rand business structure, with four current operating sectors in place for the full 12 months of 2013. Revenues for the full-year 2013 are expected to be in the range of $14.2 billion to $14.6 billion. Full-year adjusted EPS from continuing operations are expected to be in the range of $3.45 to $3.65. Costs related to the impending spin-off of the residential and commercial security businesses and restructuring expenses are expected to be in the range of $0.40 to $0.60 per share. Including these costs, EPS for 2013 continuing operations are expected to be in the range of $2.85 to $3.25. The forecast includes a tax rate of 23 percent for continuing operations and an average diluted share count for the full year of approximately 300 million shares. Available cash flow for full-year 2013 is expected to approximate $1.1 billion, excluding restructuring expenses and costs related to the spin-off of the security business.

First-quarter 2013 revenues are expected to be in the range of $3.1 billion to $3.2 billion. Adjusted EPS from continuing operations for the first quarter of 2013 are expected to be in the range of $0.35 to $0.40, with reported EPS of $0.15 to $0.20, including security business spin-off and restructuring costs equal to approximately $0.10 per share and potential non-U.S. discrete tax charges equal to approximately $0.10 per share. The first-quarter forecast reflects an ongoing tax rate of 25 percent for continuing operations and an average diluted share count of approximately 302 million shares.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to the mix of and demand for our products, performance of the markets in which we operate, the proposed spin-off of our commercial and residential security technologies businesses, our capital allocation strategy and our 2013 full-year and first-quarter financial performance. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, our ability to successfully, if ever, complete the proposed spin-off; our ability to fully realize the expected benefits of the proposed spin-off; global economic conditions, demand for our products and services and tax law changes. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2011, Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, and in our other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. Further information about the adjusted non-GAAP financial information, including reconciliation to the nearest GAAP measure, is included in financial tables attached to this news release.

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All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s ordinary shareholders.

Ingersoll Rand (NYSE:IR) is a world leader in creating and sustaining safe, comfortable and efficient environments in commercial, residential and industrial markets. Our people and our family of brands—including Club Car®, Ingersoll Rand®, Schlage®, Thermo King® and Trane®—work together to enhance the quality and comfort of air in homes and buildings, transport and protect food and perishables, secure homes and commercial properties, and increase industrial productivity and efficiency. We are a $14 billion global business committed to sustainable business practices within our company and for our customers. For more information, visit www.ingersollrand.com.

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02/01/13

(See Accompanying Tables)

•	Condensed Consolidated Income Statement

•	Segments

•	Non-GAAP Financial Tables

•	Condensed Consolidated Balance Sheet

•	Condensed Consolidated Statement of Cash Flow

•	Balance Sheet Metrics and Available Cash Flow

Contacts:
Media:	Investors and Financial Analysts:
Misty Zelent	Joe Fimbianti
(704) 655-5324, mzelent@irco.com	(704) 655-4721, joseph_fimbianti@irco.com
-or-
Janet Pfeffer
(704) 655-5319, janet_pfeffer@irco.com

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Table 1

INGERSOLL-RAND PLC

Condensed Consolidated Income Statement

(In millions, except per share amounts)

UNAUDITED

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

Net revenues	$3,470.2	$3,506.7	$14,034.9	$14,782.0

Cost of goods sold	(2,410.5)	(2,505.9)	(9,758.2)	(10,493.6)

Selling & administrative expenses	(692.2)	(666.3)	(2,776.0)	(2,781.2)

Gain (loss) on sale / (asset impairment)	—	4.7	4.5	(646.9)

Operating income	367.5	339.2	1,505.2	860.3

Interest expense	(61.4)	(70.2)	(253.5)	(280.0)

Other income (expense), net	3.8	4.4	25.0	33.0

Earnings (loss) before income taxes	309.9	273.4	1,276.7	613.3

Provision for income taxes	(69.0)	(18.2)	(227.0)	(187.2)

Earnings (loss) from continuing operations	240.9	255.2	1,049.7	426.1

Discontinued operations, net of tax	0.9	(7.2)	(5.7)	(56.8)

Net earnings (loss)	241.8	248.0	1,044.0	369.3

Less: Net earnings attributable to noncontrolling interests	(6.2)	(5.8)	(25.4)	(26.1)

Net earnings (loss) attributable to Ingersoll-Rand plc	$235.6	$242.2	$1,018.6	$343.2

Amounts attributable to Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$234.7	$249.4	$1,024.3	$400.0
Discontinued operations	0.9	(7.2)	(5.7)	(56.8)

Net earnings (loss)	$235.6	$242.2	$1,018.6	$343.2

Diluted earnings (loss) per share attributable to Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$0.77	$0.79	$3.30	$1.18
Discontinued operations	0.01	(0.03)	(0.02)	(0.17)

	$0.78	$0.76	$3.28	$1.01

Weighted-average number of ordinary shares outstanding:
Diluted	304.0	316.7	310.6	339.3

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND PLC

Business Review

(In millions, except percentages)

UNAUDITED

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Climate Solutions
Net revenues	$1,838.5	$1,904.6	$7,409.1	$8,284.6
Segment operating income *	188.5	192.9	768.1	824.6	**
and as a % of Net revenues	10.3%	10.1%	10.4%	10.0%

Industrial Technologies
Net revenues	765.3	744.0	2,945.8	2,852.9
Segment operating income	123.3	113.9	455.8	415.5
and as a % of Net revenues	16.1%	15.3%	15.5%	14.6%

Residential Solutions
Net revenues	421.7	442.9	2,054.4	2,012.7
Segment operating income	29.0	(5.2)	115.4	62.1
and as a % of Net revenues	6.9%	–1.2%	5.6%	3.1%

Security Technologies
Net revenues	444.7	415.2	1,625.6	1,631.8
Segment operating income	91.5	79.4	327.7	331.6
and as a % of Net revenues	20.6%	19.1%	20.2%	20.3%

Gain (loss) on sale / (asset impairment)	—	4.7	4.5	(646.9	) **

Unallocated corporate expense	(64.8)	(46.5)	(166.3)	(126.6)

Consolidated net revenues	$3,470.2	$3,506.7	$14,034.9	$14,782.0
Consolidated operating income	$367.5	$339.2	$1,505.2	$860.3

and as a % of Net revenues	10.6%	9.7%	10.7%	5.8%

*	Segment operating income is the measure of profit and loss that the Company uses to evaluate the financial performance of the business and as the basis for performance reviews, compensation and resource allocation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss. The Company may exclude certain charges or gains from Operating income to arrive at Segment operating income that is a more meaningful measure of profit and loss upon which to base its operating decisions.
**	During the twelve months ended December 31, 2011, the Company recorded a pre-tax loss on sale and impairment charges related to the Hussmann divestiture of approximately $647 million. These charges have been excluded from Segment operating income within the Climate Solutions segment.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions, except per share amounts)

UNAUDITED

	For the quarter ended December 31, 2012				For the year ended December 31, 2012
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Net revenues	$3,470.2	$—		$3,470.2	$14,034.9	$—		$14,034.9

Operating income	367.5	—	(a)	367.5	1,505.2	(4.5	) (a)	1,500.7
Operating margin	10.6%			10.6%	10.7%			10.7%

Earnings from continuing operations before income taxes	309.9	—	(a)	309.9	1,276.7	(4.5	) (a)	1,272.2
Provision for income taxes	(69.0)	(4.8	) (b)	(73.8)	(227.0)	2.6	(b)	(224.4)
Tax rate	22.3%			23.8%	17.8%			17.6%
Earnings from continuing operations attributable to Ingersoll-Rand plc	234.7	(4.8	) (c)	229.9	1,024.3	(1.9	) (c)	1,022.4

Diluted earnings per common share
Continuing operations	$0.77	$(0.01)		$0.76	$3.30	$(0.01)		$3.29

Weighted-average number of common shares outstanding
Diluted	304.0	—		304.0	310.6	—		310.6

Detail of Adjustments:
(a) Adjustment to Hussmann loss on sale		$—				$(4.5)
(b) Tax impact of Hussmann divestiture		(4.8)				2.6

(c) Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$(4.8)				$(1.9)

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions, except per share amounts)

UNAUDITED

	For the quarter ended December 31, 2011				For the year ended December 31, 2011
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Net revenues	$3,506.7	$—		$3,506.7	$14,782.0	$—		$14,782.0

Operating income	339.2	(4.7	) (a)	334.5	860.3	646.9	(a)	1,507.2
Operating margin	9.7%			9.5%	5.8%			10.2%

Earnings (loss) from continuing operations before income taxes	273.4	(4.7	) (a)	268.7	613.3	646.9	(a)	1,260.2
Provision for income taxes	(18.2)	(4.7	) (b)	(22.9)	(187.2)	(88.9	) (b)	(276.1)
Tax rate	6.7%			8.5%	30.5%			21.9%
Earnings (loss) from continuing operations attributable to Ingersoll-Rand plc	249.4	(9.4	) (c)	240.0	400.0	558.0	(c)	958.0

Diluted earnings per common share
Continuing operations	$0.79	$(0.03)		$0.76	$1.18	$1.64		$2.82

Weighted-average number of common shares outstanding
Diluted	316.7	—		316.7	339.3	—		339.3

Detail of Adjustments:
(a) Impairment charge related to Hussmann		$(4.7)				$646.9
(b) Tax impact of Hussmann divestiture		(4.7)				(88.9)

(c) Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$(9.4)				$558.0

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions)

UNAUDITED

	For the quarter ended December 31, 2012		For the year ended December 31, 2012
	As Reported	Margin	As Reported	Margin
Climate Solutions
Net revenues	$1,838.5

Segment operating income	$188.5	10.3%
Other income (expense)	(0.3)	0.0%
Depreciation and amortization	40.0	2.1%

EBITDA	$228.2	12.4%

Industrial Technologies
Net revenues	$765.3

Segment operating income	$123.3	16.1%
Other income (expense)	0.8	0.1%
Depreciation and amortization	12.2	1.6%

EBITDA	$136.3	17.8%

Residential Solutions
Net revenues	$421.7

Segment operating income	$29.0	6.9%
Other income (expense)	0.4	0.1%
Depreciation and amortization	24.7	5.8%

EBITDA	$54.1	12.8%

Security Technologies
Net revenues	$444.7

Segment operating income	$91.5	20.6%
Other income (expense)	0.1	0.0%
Depreciation and amortization	9.0	2.0%

EBITDA	$100.6	22.6%

Total Company
Net revenues	$3,470.2		$14,034.9

Adjusted operating income	$367.5	10.6%	$1,500.7	10.7%
Other income (expense)	—	0.0%	—	0.0%
Depreciation and amortization	90.1	2.6%	375.5	2.7%

EBITDA	$457.6	13.2%	$1,876.2	13.4%

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures of EBITDA and EBITDA margin assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions)

UNAUDITED

	For the quarter ended December 31, 2011
	As Reported	Margin	Hussmann	As Adjusted	Margin
Climate Solutions
Net revenues	$1,904.6		$36.8	$1,867.8

Segment operating income	$192.9	10.1%	$2.5	$190.4	10.2%
Other income (expense)	0.9	0.0%	—	0.9	0.0%
Depreciation and amortization	40.9	2.2%	—	40.9	2.2%

EBITDA	$234.7	12.3%	$2.5	$232.2	12.4%

Industrial Technologies
Net revenues	$744.0

Segment operating income	$113.9	15.3%
Other income (expense)	(2.1)	–0.3%
Depreciation and amortization	13.2	1.8%

EBITDA	$125.0	16.8%

Residential Solutions
Net revenues	$442.9

Segment operating income	$(5.2)	–1.2%
Other income (expense)	0.3	0.1%
Depreciation and amortization	28.5	6.4%

EBITDA	$23.6	5.3%

Security Technologies
Net revenues	$415.2

Segment operating income	$79.4	19.1%
Other income (expense)	0.4	0.1%
Depreciation and amortization	9.0	2.2%

EBITDA	$88.8	21.4%

Total Company
Net revenues	$3,506.7		$36.8	$3,469.9

Adjusted operating income	$334.5	9.5%	$2.5	$332.0	9.6%
Other income (expense)	(1.6)	0.0%	—	(1.6)	–0.1%
Depreciation and amortization	100.6	2.9%	—	100.6	2.9%

EBITDA	$433.5	12.4%	$2.5	$431.0	12.4%

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures of EBITDA and EBITDA margin assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions)

UNAUDITED

	For the year ended December 31, 2011
	As Reported	Margin	Hussmann	As Adjusted	Margin

Total Company
Net revenues	$14,782.0		$818.5	$13,963.5

Adjusted operating income	$1,507.2	10.2%	$58.6	$1,448.6	10.4%
Other income (expense)	—	0.0%	—	—	0.0%
Depreciation and amortization	402.7	2.7%	—	402.7	2.9%

EBITDA	$1,909.9	12.9%	$58.6	$1,851.3	13.3%

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures of EBITDA and EBITDA margin assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions)

UNAUDITED

	For the year ended December 31, 2010		For the year ended December 31, 2009
	As Reported	Margin	As Reported	Margin

Total Company
Net revenues	$14,001.1		$13,009.1

Operating income	$1,261.4	9.0%	$885.2	6.8%
Other income (expense)	—	0.0%	—	0.0%
Depreciation and amortization	436.8	3.1%	421.5	3.2%

EBITDA	$1,698.2	12.1%	$1,306.7	10.0%

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures of EBITDA and EBITDA margin assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 9

INGERSOLL-RAND PLC

Condensed Consolidated Balance Sheets

(In millions)

UNAUDITED

	December 31, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$882.1	$1,160.7
Accounts and notes receivable, net	2,157.5	2,135.6
Inventories	1,308.8	1,278.3
Other current assets	594.3	704.6

Total current assets	4,942.7	5,279.2
Property, plant and equipment, net	1,652.6	1,639.4
Goodwill	6,138.9	6,104.0
Intangible assets, net	4,200.9	4,333.6
Other noncurrent assets	1,557.8	1,487.9

Total assets	$18,492.9	$18,844.1

LIABILITIES AND EQUITY
Accounts payable	$1,230.2	$1,224.2
Accrued expenses and other current liabilities	1,967.4	2,138.1
Short-term borrowings and current maturities of long-term debt	963.7	763.3

Total current liabilities	4,161.3	4,125.6
Long-term debt	2,269.3	2,879.3
Other noncurrent liabilities	4,833.0	4,823.5
Equity	7,229.3	7,015.7

Total liabilities and equity	$18,492.9	$18,844.1

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 10

INGERSOLL-RAND PLC

Condensed Consolidated Statement of Cash Flow

(In millions)

UNAUDITED

	Twelve Months Ended December 31,
	2012	2011
Operating Activities
Income from continuing operations	$1,049.7	$426.1
Loss (Gain) on sale/asset impairment	(4.5)	646.9
Depreciation and amortization	375.5	402.7
Changes in assets and liabilities and other non-cash items	(143.0)	(245.5)

Net cash from operating activities of continuing operations	1,277.7	1,230.2
Net cash from operating activities of discontinued operations	(96.8)	(43.4)

Net cash from operating activities	1,180.9	1,186.8

Investing Activities
Capital expenditures	(262.6)	(242.9)
Proceeds from business dispositions, net of cash	52.7	400.3
Other investing activities, net	63.5	50.1

Net cash from investing activities of continuing operations	(146.4)	207.5
Net cash from investing activities of discontinued operations	—	—

Net cash from investing activities	(146.4)	207.5

Financing Activities
Net debt proceeds (repayments)	(414.8)	(54.0)
Dividends paid	(213.1)	(163.5)
Repurchase of ordinary shares	(839.8)	(1,157.5)
Other financing activities, net	163.8	128.6

Net cash from financing activities of continuing operations	(1,303.9)	(1,246.4)
Net cash from financing activities of discontinued operations	—	—

Net cash from financing activities	(1,303.9)	(1,246.4)

Effect of exchange rate changes on cash and cash equivalents	(9.2)	(1.5)

Net increase (decrease) in cash and cash equivalents	(278.6)	146.4
Cash and cash equivalents - beginning of period	1,160.7	1,014.3

Cash and cash equivalents - end of period	$882.1	$1,160.7

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 11

INGERSOLL-RAND PLC

Balance Sheet Metrics and Available Cash Flow

($ in millions)

UNAUDITED

	December 31,	December 31,
	2011	2012

Net Receivables	$2,136	$2,158
Days Sales Outstanding	56.2	56.7

Net Inventory	$1,278	$1,309
Inventory Turns	7.7	7.4

Accounts Payable	$1,224	$1,230
Days Payable Outstanding	45.1	46.6

Twelve Months Ended December 31, 2012
Cash flow from operating activities (a)	$1,180.9
Capital expenditures (a)	(262.6)

Available cash flow	$918.3

(a)	Includes both continuing and discontinued operations.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measure should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and cash flow.

The non-GAAP financial measure of available cash flow assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the Company as a whole. It is the basis for performance reviews, compensation and resource allocation. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION